SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2001.

Capital One Bank

(Originator of the Capital One Master Trust)
on behalf of the
Capital One Master Trust

(Exact name of registrant as specified in its charter)

Virginia	0-23750	54-1719855

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

11013 West Broad Street
Glenn Allen, Virginia	23060

(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (804) 967-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.	Not Applicable.

Item 2.	Not Applicable.

Item 3.	Not Applicable.

Item 4.	Not Applicable.

Item 5.	On February 28, 2001 the Capital One Master Trust issued its Class A Floating Rate Asset Backed Certificates, Series 2001-1 and its Class B Floating Rate Asset Backed Certificates, Series 2001-1.

Item 6.	Not Applicable.

Item 7.	Exhibits.

The following is filed as an Exhibit to this Report under Exhibit 4.1.

Exhibit 4.1	Series 2001-1 Supplement dated February 28, 2001.

Item 8.	Not Applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Capital One Bank on behalf of the Capital One Master Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE MASTER TRUST
By: CAPITAL ONE BANK

By: /s/ Thomas A. Feil
Name: Thomas A. Feil
Title: Director of Securitization

EXHIBIT INDEX

Exhibit	Description

4.1	Series 2001-1 Supplement dated February 28, 2001